EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-129014 and No. 333-139966), on Forms S-3 (No. 333-132451 and No. 333-145164) and on Form S-4 (No. 333-132450) of Teton Energy Corporation of our report dated March 12, 2008 relating to the consolidated financial statements for the years ended December 31, 2007, 2006 and 2005, which appears in this Form 10-K.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 12, 2008